December 2019

Preliminary Terms No. 3,031
Registration Statement Nos. 333-221595; 333-221595-01
Dated December 16, 2019
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Inverse Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Inverse Buffered PLUS will pay no interest, do not guarantee the return of any principal and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The Inverse Buffered PLUS are based upon the inverse performance of the least-favorable performing of the underlying indices, meaning that investors in the Inverse Buffered PLUS are taking the view that both underlying indices will decline in value over the term of the Inverse Buffered PLUS. Accordingly, the payment at maturity on the Inverse Buffered PLUS will be based on the performance of the NASDAQ-100 Index® or the S&P 500® Index, based upon whichever underlying index has depreciated the least or appreicated the most and therefore has the lower inverse index percent change. At maturity, if the final index value of each underlying index is less than its respective initial index value, investors will receive the stated principal amount of their investment plus enhanced inverse performance of the least-favorable performing underlying index, subject to the maximum payment at maturity. If the final index value of either underlying index is greater than or equal to its respective initial index value but the final index value of each underlying index is less than or equal to 110% of its respective initial index value, meaning that neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%, investors will receive the stated principal amount of their investment. However, if the final index value of either underlying index is greater than 110% of its respective initial index value, meaning that either underlying index has increased from its respective initial index value by an amount greater than the buffer amount of 10%, investors will lose 1% for every 1% increase in the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) beyond the specified buffer amount. Therefore, if the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS. There is no minimum payment at maturity on the Inverse Buffered PLUS. Accordingly, you could lose your entire initial investment in the Inverse Buffered PLUS. Because the payment at maturity of the Inverse Buffered PLUS is based on the least-favorable performing of the underlying indices (meaning the underlying index that has depreciated the least or appreciated the most), an increase in either underlying index by an amount greater than the buffer amount will result in a loss of your investment even if the other underlying index has depreciated or has not increased as much. The Inverse Buffered PLUS are for investors who seek an inverse equity index-based return and who are willing to risk their principal, risk exposure to the least-favorable performing of two underlying indices and forgo current income and returns above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the least-favorable performing underlying index. The Inverse Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Inverse Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	January 19, 2021
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”) and the S&P 500® Index (the “SPX Index”)
Aggregate principal amount:	$
Payment at maturity:	If the final index value of each underlying index is less than its respective initial index value,
$1,000 + ($1,000 × leverage factor × inverse index percent change of the least-favorable performing underlying index) In no event will the payment at maturity exceed the maximum payment at maturity.
If the final index value of either underlying index is greater than or equal to its respective initial index value but the final index value of each underlying index is less than or equal to 110% of its respective initial index value, meaning that neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%,
$1,000
If the final index value of either underlying index is greater than 110% of its respective initial index value, meaning that either underlying index has increased from its respective initial index value by an amount greater than the buffer amount of 10%,
$1,000 + ($1,000 × inverse index percent change of the least-favorable performing underlying index) + $100, subject to a minimum payment at maturity of $0

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 per Inverse Buffered PLUS by an amount that is proportionate to the percentage increase of the least-favorable performing underlying index beyond the buffer amount.

If the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS.

Inverse index percent change:	With respect to each underlying index, (initial index value – final index value) / initial index value
Least-favorable performing underlying index:	The underlying index with the lower inverse index percent change, meaning the underlying index that has appreciated the most or, if both of the underlying indices have depreciated, the underlying index that has depreciated the least.
Initial index value:

With respect to the NDX Index, 8,487.708, which is the index closing value of such index on December 13, 2019

With respect to the SPX Index, 3,168.80, which is the index closing value of such index on December 13, 2019

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Valuation date:	January 13, 2021, subject to adjustment for non-index business days and certain market disruption events
Maximum payment at maturity:	$1,178 per Inverse Buffered PLUS (117.80% of the stated principal amount)
Minimum payment at maturity:	None
Leverage factor:	125% (applicable only if each underlying index depreciates from its respective initial index value)
Buffer amount:

10%. As a result of the buffer amount of 10%, the values at or below which the underlying indices must close on the valuation date so that investors do not suffer a loss on their initial investment in the Inverse Buffered PLUS are as follows:

With respect to the NDX Index, 9,336.479, which is approximately 110% of its initial index value

With respect to the SPX Index, 3,485.68, which is 110% of its initial index value

Stated principal amount:	$1,000 per Inverse Buffered PLUS
Issue price:	$1,000 per Inverse Buffered PLUS
Pricing date:	December 16, 2019
Original issue date:	December 18, 2019 (2 business days after the pricing date)
CUSIP / ISIN:	61769H5H4 / US61769H5H40
Listing:	The Inverse Buffered PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $982.10 per Inverse Buffered PLUS, or within $10.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Inverse Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Inverse Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	See “Use of proceeds and hedging” on page 19.

The Inverse Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Inverse Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Inverse Buffered PLUS” and “Additional Information About the Inverse Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017   Index Supplement dated November 16, 2017   Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Inverse Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021 (the “Inverse Buffered PLUS”) can be used:

▪	To gain inverse exposure to the least-favorable performing of two U.S. equity indices

▪	To potentially enhance the inverse performance of the least-favorable performing of the NASDAQ-100 Index® and the S&P 500® Index if both underlying indices depreciate, subject to the maximum payment at maturity, by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of positive performance in the least-favorable performing underlying index (meaning the underlying index that has appreciated the most)

If the final index value of either underlying index is greater than 110% of its respective initial index value, investors will be negatively exposed to the increase in the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) beyond the buffer amount and will lose some or all of their investment. If the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS.

Maturity:	Approximately 13 months
Leverage factor:	125% (applicable only if each underlying index depreciates from its respective initial index value)
Maximum payment at maturity:	$1,178 per Inverse Buffered PLUS (117.80% of the stated principal amount)
Minimum payment at maturity:	None. You may lose your entire initial investment in the Inverse Buffered PLUS.
Buffer amount:	10%, with 1-to-1 inverse exposure to the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) beyond the buffer
Coupon:	None
Listing:	The Inverse Buffered PLUS will not be listed on any securities exchange

The original issue price of each Inverse Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Inverse Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Inverse Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Inverse Buffered PLUS on the pricing date will be approximately $982.10, or within $10.00 of that estimate. Our estimate of the value of the Inverse Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Inverse Buffered PLUS on the pricing date, we take into account that the Inverse Buffered PLUS comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Inverse Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Inverse Buffered PLUS?

In determining the economic terms of the Inverse Buffered PLUS, including the leverage factor, the buffer amount and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Inverse Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Inverse Buffered PLUS?

The price at which MS & Co. purchases the Inverse Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge

December 2019	Page 2

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Inverse Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Inverse Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Inverse Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

December 2019	Page 3

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Inverse Buffered PLUS offer inverse leveraged exposure to the least-favorable performing of the NASDAQ-100 Index® and the S&P 500® Index (meaning the underlying index that has depreciated the least), subject to the maximum payment at maturity, to the extent that the final index value of each underlying index is less than its respective initial index value. At maturity, if the final index value of each underlying index is less than its respective initial index value, investors will receive the stated principal amount of their investment plus enhanced inverse performance of the least-favorable performing underlying index (meaning the underlying index that has depreciated the least), subject to the maximum payment at maturity. If the final index value of either underlying index is greater than or equal to its respective initial index value but the final index value of each underlying index is less than or equal to 110% of its respective initial index value, investors will receive the stated principal amount of their investment. However, if the final index value of either underlying index is greater than 110% of its respective initial index value, investors will lose 1% for every 1% increase in the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) beyond the specified buffer amount. Therefore, if the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS. There is no minimum payment at maturity on the Inverse Buffered PLUS. Accordingly, you could lose your entire initial investment in the Inverse Buffered PLUS. All payments on the Inverse Buffered PLUS are subject to our credit risk.

Inverse Leveraged Performance Up to a Cap	The Inverse Buffered PLUS offer investors an opportunity to receive an inverse return reflecting 125% of the depreciation of the least-favorable performing of the underlying indices (meaning the underlying index that has depreciated the least), subject to the maximum payment at maturity, if both underlying indices have depreciated in value.
Upside Scenario (if the final index value of each underlying index is less than its respective initial index value)	Both underlying indices decrease in value, and, at maturity, the Inverse Buffered PLUS redeem for the stated principal amount of $1,000 plus 125% of the inverse index percent change of the least-favorable performing underlying index (meaning the underlying index that has depreciated the least), subject to the maximum payment at maturity of $1,178 per Inverse Buffered PLUS (117.80% of the stated principal amount).
Par Scenario (if the final index value of either underlying index is greater than or equal to its respective initial index value but the final index value of each underlying index is less than or equal to 110% of its respective initial index value)	The final index value of either underlying index is greater than or equal to its respective initial index value but the final index value of each underlying index is less than or equal to 110% of its respective initial index value. At maturity, the Inverse Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario (if the final index value of either underlying index is greater than 110% of its respective initial index value)	The final index value of either underlying index is greater than 110% of its respective initial index value. In this case, the Inverse Buffered PLUS redeem for less than the stated principal amount by an amount proportionate to the percentage increase of the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) over the term of the Inverse Buffered PLUS beyond the buffer amount of 10%. For example, if the final index value of the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) is 70% more than its initial index value, the Inverse Buffered PLUS will be redeemed at maturity for a loss of 60% of principal at $400, or 40% of the stated principal amount. There is no minimum payment at maturity on the Inverse Buffered PLUS, and you could lose your entire initial investment.

Because the payment at maturity of the Inverse Buffered PLUS is based on the least-favorable performing of the underlying indices, an increase in either underlying index to more than 110% of its respective initial index value will result in a loss of your investment, even if the other underlying index has depreciated or has not increased as much. If the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS.

December 2019	Page 4

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Inverse Buffered PLUS. The following examples are for illustrative purposes only. The actual initial index value for each underlying index is set forth on the cover of this document. Any payment at maturity on the Inverse Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Inverse Buffered PLUS
Leverage factor:	125%
Maximum payment at maturity:	$1,178 per Inverse Buffered PLUS
Hypothetical initial index value:	With respect to the NDX Index: 8,000 With respect to the SPX Index: 2,700
Buffer amount:	10%

EXAMPLE 1: Each underlying index depreciates significantly below its respective initial index value, and so investors receive only the maximum payment at maturity.

Final index value		NDX Index: 4,800
SPX Index: 1,350
Inverse index percent change		NDX Index: (8,000 – 4,800) / 8,000 = 40% SPX Index: (2,700 – 1,350) / 2,700 = 50%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × inverse index percent change of the least-favorable performing underlying index), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 x 125% x 40%), subject to the maximum payment at maturity
	=	$1,178

In example 1, the final index values of both the NDX Index and SPX Index are less than their initial index values. The NDX Index has depreciated by 40% while the SPX Index has depreciated by 50%. Therefore, investors receive at maturity the stated principal amount plus a positive return reflecting 125% of the depreciation of the least-favorable performing underlying index, which is the NDX Index in this example, subject to the maximum payment at maturity. Because the payment at maturity cannot exceed the maximum payment at maturity, investors receive $1,178 per Inverse Buffered PLUS at maturity.

EXAMPLE 2: The final index value of each underlying index is less than its respective initial index value.

Final index value		NDX Index: 7,200
SPX Index: 1,620
Inverse index percent change		NDX Index: (8,000 – 7,200) / 8,000 = 10% SPX Index: (2,700 – 1,620) / 2,700 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × inverse index percent change of the least-favorable performing underlying index), subject to the maximum payment at maturity
	=	$1,000 + ($1,000 × 125% × 10%), subject to the maximum payment at maturity
	=	$1,125

December 2019	Page 5

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 2, the final index values of both the NDX Index and SPX Index are less than their initial index values. The NDX Index has depreciated by 10% while the SPX Index has depreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus a positive return reflecting 125% of the depreciation of the least-favorable performing underlying index (meaning the underlying index that has depreciated the least), which is the NDX Index in this example, subject to the maximum payment at maturity. Investors receive $1,125 per Inverse Buffered PLUS at maturity.

EXAMPLE 3: The final index value of one underlying index is less than its respective initial index value while the final index value of the other underlying index is greater than its respective initial index value, but neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%.

Final index value		NDX Index: 4,800
		SPX Index: 2,835
Inverse index percent change		NDX Index: (8,000 – 4,800) / 8,000 = 40% SPX Index: (2,700 – 2,835) / 2,700 = -5%
Payment at maturity	=	$1,000

In example 3, the final index value of the NDX Index is less than its respective initial index value, while the final index value of the SPX Index is greater than its respective initial index value. The NDX Index has depreciated by 40%, while the SPX index has appreciated by 5%, but neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Inverse Buffered PLUS at maturity.

EXAMPLE 4: The final index value of one underlying index is less than its respective initial index value while the final index value of the other underlying index is greater than 110% of its respective initial index value.

Final index value		NDX Index: 7,200
SPX Index: 4,050
Inverse index percent change		NDX Index: (8,000 – 7,200) / 8,000 = 10% SPX Index: (2,700 – 4,050) / 2,700 = -50%
Payment at maturity	=	$1,000 + ($1,000 × inverse index percent change of the least-favorable performing underlying index) + $100
	=	$1,000 + ($1,000 × -50%) + $100
	=	$600

In example 4, the final index value of the NDX Index is less than its respective initial index value, while the final index value of the SPX Index is greater than 110% of its respective initial index value. While the NDX Index has depreciated by 10%, the SPX index has appreciated by 50%. Therefore, investors are negatively exposed to the appreciation of the SPX Index, which is the least-favorable performing underlying index in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $600 per Inverse Buffered PLUS. In this example, investors are inversely exposed to the positive performance of the least-favorable performing underlying index even though the other underlying index has depreciated in value by 10%, because the final index value of at least one underlying index is not less than or equal to 110% of its respective initial index value.

EXAMPLE 5: The final index value of each underlying index is greater than its respective initial index value, but neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%.

Final index value		NDX Index: 8,400
		SPX Index: 2,916
Inverse index percent change		NDX Index: (8,000 – 8,400) / 8,000 = -5% SPX Index: (2,700 – 2,916) / 2,700 = -8%
Payment at maturity	=	$1,000

December 2019	Page 6

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In example 5, the final index value of each underlying index is greater than its respective initial index value, but neither underlying index has increased from its initial index value by an amount greater than the buffer amount of 10%. The NDX index has increased by 5% while the SPX Index has increased by 8%. Therefore, investors receive at maturity the stated principal amount. Investors receive $1,000 per Inverse Buffered PLUS at maturity.

EXAMPLE 6: The final index value of each underlying index is greater than 110% of its respective initial index value.

Final index value		NDX Index: 13,600
SPX Index: 4,320
Inverse index percent change		NDX Index: (8,000 – 13,600) / 8,000 = -70% SPX Index: (2,700 – 4,320) / 2,700 = -60%
Payment at maturity	=	$1,000 + ($1,000 × inverse index percent change of the least-favorable performing underlying index) + $100
	=	$1,000 + ($1,000 × -70%) + $100
	=	$400

In example 6, the final index values of both the NDX Index and the SPX Index are greater than their respective initial index values by an amount greater than the buffer amount of 10%. The NDX index has increased by 70% while the SPX Index has increased by 60%. Therefore, investors are negatively exposed to the appreciation of the NDX Index, which is the least-favorable performing underlying index in this example, beyond the buffer amount of 10%, and receive a payment at maturity of $400 per Inverse Buffered PLUS.

EXAMPLE 7: The final index value of at least one underlying index is greater than or equal to 210% of its respective initial index value, and so investors lose their entire initial investment.

Final index value		NDX Index: 16,800
SPX Index: 4,050
Inverse index percent change		NDX Index: (8,000 – 16,800) / 8,000 = -110% SPX Index: (2,700 – 4,050) / 2,700 = -50%
Payment at maturity	=	$1,000 + ($1,000 × inverse index percent change of the least-favorable performing underlying index) + $100
	=	$1,000 + ($1,000 × -110%) + $100
	=	$0

In example 7, the final index values of both the NDX Index and the SPX Index are greater than their respective initial index values by an amount greater than the buffer amount of 10%. The NDX index has increased by 110% while the SPX Index has increased by 50%. Therefore, investors are negatively exposed to the appreciation of the NDX Index, which is the least-favorable performing underlying index in this example, beyond the buffer amount of 10%, and lose their entire initial investment in the Inverse Buffered PLUS.

Because the payment at maturity of the Inverse Buffered PLUS is based on the least-favorable performing of the underlying indices (meaning the underlying index that has depreciated the least or appreciated the most), an increase in either underlying index by an amount greater than the buffer amount of 10% will result in a loss of your investment, even if the other underlying index has depreciated or has not increased as much. If the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS.

December 2019	Page 7

Morgan Stanley Finance LLC

Inverse Buffered PLUS Based on the Value of the Least-Favorable Performing of the NASDAQ-100 Index® and the S&P 500® Index due January 19, 2021

Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Inverse Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Inverse Buffered PLUS.

▪	The Inverse Buffered PLUS do not pay interest or guarantee the return of any of your principal. The terms of the Inverse Buffered PLUS differ from those of ordinary debt securities in that the Inverse Buffered PLUS do not pay interest and do not guarantee any return of principal at maturity. If the final index value of either underlying index is greater than 110% of its initial index value, you will receive for each Inverse Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Inverse Buffered PLUS by an amount proportionate to the increase in the value of the least-favorable performing underlying index (meaning the underlying index that has appreciated the most) from its initial index value beyond the buffer amount of 10%. Therefore, if the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS. As there is no minimum payment at maturity on the Inverse Buffered PLUS, you could lose your entire initial investment.

▪	The Inverse Buffered PLUS provide bearish (inverse) exposure to the performance of the underlying indices. Because the Inverse Buffered PLUS provide bearish (inverse) exposure to the performance of the underlying indices, your return on the Inverse Buffered PLUS will not benefit from any appreciation of the underlying indices over the term of the Inverse Buffered PLUS. Any appreciation of the least-favorable performing underlying index beyond 110% of its respective initial index value over the term of the Inverse Buffered PLUS will instead result in a loss of your investment.

▪	The appreciation potential of the Inverse Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Inverse Buffered PLUS is limited by the maximum payment at maturity of $1,178 per Inverse Buffered PLUS, or 117.80% of the stated principal amount. Although the leverage factor provides 125% inverse exposure to any decrease in the final index value of the least-favorable performing underlying index (meaning the underlying index that has depreciated the least) below its initial index value, because the payment at maturity will be limited to 117.80% of the stated principal amount for the Inverse Buffered PLUS, any decrease in the final index value of the least-favorable performing underlying index (meaning the underlying index that has depreciated the least) below its initial index value by more than 14.24% of its initial index value will not further increase the return on the Inverse Buffered PLUS.

▪	You are exposed to the price risk of both underlying indices. Your return on the Inverse Buffered PLUS it not linked to a basket consisting of both underlying indices. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Unfavorable performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any favorable performance by the other underlying index. If either underlying index increases to above 110% of its respective initial index value as of the valuation date, you will lose some of your investment, even if the other underlying index has appreciated or has not declined as much. If the final index value of either underlying index is greater than or equal to 210% of its respective initial index value, meaning that either underlying index has appreciated by 110% or more, you will lose all of your investment in the Inverse Buffered PLUS. Accordingly, your investment is subject to the price risk of both underlying indices.

▪	Because the Inverse Buffered PLUS are linked to the performance of the least-favorable performing underlying index, you are exposed to greater risk of sustaining a loss on your investment than if the Inverse Buffered PLUS were linked to just one underlying index. The risk that you will suffer a loss on your investment is greater if you invest in the Inverse Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will increase to above 110% of its initial index value as of the valuation date than if the Inverse Buffered PLUS were linked to only one underlying index. Therefore it is more likely that you will suffer a loss on your investment.

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The market price of the Inverse Buffered PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Inverse Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Inverse Buffered PLUS in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates in the market, time remaining until the Inverse Buffered PLUS mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlying indices may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “NASDAQ-100 Index® Overview” and “S&P 500® Index Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Inverse Buffered PLUS if you try to sell your Inverse Buffered PLUS prior to maturity.

▪	The Inverse Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Inverse Buffered PLUS. You are dependent on our ability to pay all amounts due on the Inverse Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Inverse Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Inverse Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Inverse Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the Inverse Buffered PLUS is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if both underlying indices depreciate prior to the valuation date but the value of either underlying index increases by the valuation date, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlying indices prior to such increase. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the Inverse Buffered PLUS may be lower than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

▪	Investing in the Inverse Buffered PLUS is not equivalent to investing in, or taking a short position in, either underlying index. Investing in the Inverse Buffered PLUS is not equivalent to investing in, or taking a short position in, either underlying index or the component stocks of either underlying index. As an investor in the Inverse Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪	Adjustments to the underlying indices could adversely affect the value of the Inverse Buffered PLUS. The publisher of either underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of either underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

inclusion of costs associated with issuing, selling, structuring and hedging the Inverse Buffered PLUS in the original issue price reduce the economic terms of the Inverse Buffered PLUS, cause the estimated value of the Inverse Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Inverse Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Inverse Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Inverse Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Inverse Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Inverse Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Inverse Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Inverse Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Inverse Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Inverse Buffered PLUS in the secondary market (if any exists) at any time. The value of your Inverse Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Inverse Buffered PLUS will be influenced by many unpredictable factors” above.

▪	The Inverse Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Inverse Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Inverse Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Inverse Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Inverse Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Inverse Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Inverse Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Inverse Buffered PLUS, the price at which you may be able to trade your Inverse Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Inverse Buffered PLUS, it is likely that there would be no secondary market for the Inverse Buffered PLUS. Accordingly, you should be willing to hold your Inverse Buffered PLUS to maturity.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Inverse Buffered PLUS. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Inverse Buffered PLUS (and possibly to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Inverse Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

and other businesses. Any of these hedging or trading activities on or prior to December 13, 2019 could have decreased the initial index value of either underlying index, and, therefore, could have decreased the value at or below which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the Inverse Buffered PLUS (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the Inverse Buffered PLUS, including on the valuation date, could affect the closing value of either underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying index).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Inverse Buffered PLUS. As calculation agent, MS & Co. has determined the initial index values, will determine the final index values, including whether any underlying index has increased to above 110% of its respective initial index value, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Inverse Buffered PLUS on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the Inverse Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Inverse Buffered PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Inverse Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk that the IRS could seek to recharacterize the Inverse Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Inverse Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Inverse Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Inverse Buffered PLUS if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for PLUS). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Inverse Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Inverse Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Inverse

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Inverse Buffered PLUS, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. For example, a holder who has made a separate investment the return of which is based on or linked to the performance of the underlying (including any component thereof) should discuss with its tax adviser about the potential application of the “straddle” rules.

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on December 13, 2019:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	8,487.708
52 Weeks Ago:	6,767.974
52 Week High (on 12/13/2019):	8,487.708
52 Week Low (on 12/24/2018):	5,899.354

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2014 through December 13, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on December 13, 2019 was 8,487.708. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX index has at times experienced periods of high volatility, and you should not take the historical values of the NDX index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2014 to December 13, 2019

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2014
First Quarter	3,727.185	3,440.502	3,595.736
Second Quarter	3,849.479	3,446.845	3,849.479
Third Quarter	4,103.083	3,857.938	4,049.445
Fourth Quarter	4,337.785	3,765.281	4,236.279
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter	7,845.729	6,978.018	7,671.075
Third Quarter	8,016.953	7,415.691	7,749.449
Fourth Quarter (through December 13, 2019)	8,487.708	7,550.786	8,487.708

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.  For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on December 13, 2019:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	3,168.80
52 Weeks Ago:	2,650.54
52 Week High (on 12/13/2019):	3,168.80
52 Week Low (on 12/24/2018):	2,351.10

The following graph sets forth the daily closing values of the SPX index for the period from January 1, 2014 through December 13, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX index for each quarter in the same period. The closing value of the SPX Index on December 13, 2019 was 3,168.80. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The SPX index has at times experienced periods of high volatility, and you should not take the historical values of the SPX index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2014 to December 13, 2019

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter (through December 13, 2019)	3,168.80	2,887.61	3,168.80

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Inverse Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof. With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Inverse Buffered PLUS and integral multiples thereof
Postponement of maturity date:	If the scheduled valuation date is not an index business day with respect to either underlying index or if a market disruption event occurs with respect to either underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Inverse Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying index.
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Inverse Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the Inverse Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Inverse Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Inverse Buffered PLUS to the trustee for delivery to the depositary, as holder of the Inverse Buffered PLUS, on the maturity date.

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Inverse Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Inverse Buffered PLUS
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Inverse Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is more likely than not that each Inverse Buffered PLUS will be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.
Assuming this treatment of the Inverse Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:
▪ A U.S. Holder should not be required to recognize taxable income over the term of the Inverse Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.
▪ Upon sale, exchange or settlement of the Inverse Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Inverse Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Inverse Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Inverse Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

one with respect to any Underlying Security. Based on the terms of the Inverse Buffered PLUS and current market conditions, we expect that the Inverse Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Inverse Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Inverse Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Inverse Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Inverse Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Inverse Buffered PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Inverse Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Inverse Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Inverse Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Inverse Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Inverse Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Inverse Buffered PLUS.

On or prior to December 13, 2019, we hedged our anticipated exposure in connection with the Inverse Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in stocks of the underlying indices and in futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets. Such purchase activity could have decreased the value of either underlying index on December 13, 2019, and therefore could have decreased the value at or below which such underlying index must close on the valuation date so that investors do not suffer a loss on their initial investment in the Inverse Buffered PLUS (depending also on the performance of the other underlying index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Inverse Buffered PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Inverse Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying index, and, therefore, adversely affect the value of the Inverse Buffered PLUS or the payment you will receive at maturity, if any (depending also on

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Inverse Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Section 4975 of the Code generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Inverse Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Inverse Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Inverse Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Inverse Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Inverse Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Inverse Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Inverse Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Inverse Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Inverse Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Inverse Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Inverse Buffered PLUS are contractual financial instruments. The financial exposure provided by the Inverse Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Inverse Buffered PLUS. The Inverse Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Inverse Buffered PLUS.

Each purchaser or holder of any Inverse Buffered PLUS acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Inverse Buffered PLUS, (B) the purchaser or holder’s investment in the Inverse Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Inverse Buffered PLUS;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Inverse Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Inverse Buffered PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Inverse Buffered PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the Inverse Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Inverse Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Inverse Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in the Inverse Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Inverse Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Inverse Buffered PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Inverse Buffered PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable,

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Inverse Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

hedging the Inverse Buffered PLUS. When MS & Co. prices this offering of Inverse Buffered PLUS, it will determine the economic terms of the Inverse Buffered PLUS such that for each Inverse Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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